UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2012

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2012 Annual Meeting of Stockholders on June 7, 2012. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 193,972,517 shares of common stock of a total of 226,363,907 shares entitled to vote at the meeting.
The results of the vote taken at the Annual Meeting with respect to the election of the nominees to be Class III Directors were as follows:

		Votes	Broker
Class III Director Nominees	Votes For	Withheld	Non-Votes
Jeffrey A. Citron	146,295,676	11,765,747	35,911,094
Morton David	121,467,122	36,594,301	35,911,094
Jeffrey J. Misner	149,340,225	8,721,198	35,911,094

The terms of the following directors, who were not up for re-election at the Annual Meeting, will continue: Marc P. Lefar, John J. Roberts, Carl Sparks, Joseph M. Redling, Dr. David C Nagel, Peter Barris, and Michael A. Krupka.
The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified with 191,541,041 votes in favor, 2,271,173 votes against, and 160,303 abstentions. There were no broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: June 11, 2012	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer